Exhibit 99.1

eBay Inc. Announces Leadership Transition

Scott Schenkel Appointed Interim Chief Executive Officer

SAN JOSE, Calif., September 25, 2019 – eBay Inc. (NASDAQ: EBAY) today announced that the Company’s Board of Directors has appointed Scott Schenkel, most recently eBay’s Senior Vice President, Chief Financial Officer, as interim Chief Executive Officer. This appointment follows Devin Wenig stepping down as President and CEO, and a director of the Company. The eBay Board will undertake a search to identify the Company’s next CEO, and will consider internal and external candidates.

Thomas Tierney, Chairman of the eBay Inc. Board, said, “During his 12 years at eBay, Scott has demonstrated that he is a strong and dynamic leader who knows our business inside and out. He has worked closely with our teams across the Company to execute our strategy. We are confident that Scott’s experience at eBay positions him well to lead the Company during this time.”

Mr. Schenkel said, “eBay is an exciting and successful global marketplace that is powered by our amazing team, iconic brand and premier platform. In addition to our people who want to make a difference, our leadership has experience and fresh perspectives to build on our success. As the Board conducts a search, we will continue to focus on our strategic plan and product initiatives, while also ensuring a great customer experience and a smooth transition. eBay is well positioned to deliver enhanced value for our customers and shareholders alike.”

Mr. Tierney added, “Devin has been a tireless advocate for driving improvement in the business, particularly in leading the Company forward after the PayPal spinoff. Indeed, eBay is stronger today than it was four years ago. Notwithstanding this progress, given a number of considerations, both Devin and the Board believe that a new CEO is best for the Company at this time.”

The Company also announced that Andy Cring, eBay’s Vice President, Global Financial Planning and Analysis, has been appointed to serve as interim Chief Financial Officer.

eBay reaffirmed its full year guidance for 2019 of organic FX-neutral revenue growth of 2% to 3%, non-GAAP EPS of $2.70 to $2.75 per share and GAAP EPS of $1.97 to $2.07 per share.

eBay noted that its previously announced operating review is ongoing, and the Company expects to provide an update this fall. In addition, eBay’s strategic review of its asset portfolio, including StubHub and eBay Classifieds Group, is continuing to move forward with the assistance of Goldman Sachs & Co. LLC.

About Scott Schenkel

Mr. Schenkel has served as Senior Vice President and Chief Financial Officer of eBay Inc. since 2015, leading finance, analytics and information technology, as well as eBay’s Classifieds business unit. Previously, he spent six years as Senior Vice President and Chief Financial Officer of eBay Marketplace, where he was responsible for overseeing finance, analytics, strategy and innovation across the business. Mr. Schenkel joined eBay in 2007 as Vice President of Global Financial Planning and Analysis.

Prior to eBay, Mr. Schenkel spent nearly 17 years at General Electric in a variety of finance roles, including Chief Financial Officer of GE Healthcare Clinical Systems, a global healthcare equipment and clinical information technology solutions provider, Chief Financial Officer for GE Plastics Europe and Chief Financial Officer of GE Lighting Europe. Mr. Schenkel began his career as part of GE’s Financial Management Program with its Power Distribution division in North Carolina.

Mr. Schenkel currently serves on the board of NetApp as Chair of its Audit Committee. He received his B.S. from Virginia Polytechnic Institute and State University’s Pamplin College of Business.

About Andy Cring

Mr. Cring has served as Vice President of Global Financial Planning and Analysis at eBay Inc. since joining the Company in 2013. Mr. Cring has been responsible on a global basis for financial oversight of all functions at eBay, including technology, marketing and operations. Prior to eBay, Mr. Cring served as Senior Vice President of FP&A at Yahoo! from 2009 to 2012. Before joining Yahoo!, Mr. Cring spent 17 years at General Electric in a variety of finance roles, including Chief Financial Officer of Sensing and Inspection Technologies as well as Financial Planning and Analysis leader at both GE Lighting and GE Plastics. Mr. Cring began his career as part of GE’s Financial Management Program with its Lighting division in Cleveland, Ohio.

Mr. Cring received his M.B.A from Clarkson University and his B.A. in Economics from St. Lawrence University.

About eBay

eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, Calif., eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2018, eBay enabled $95 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including full year guidance for 2019, leadership changes and the company’s operating and strategic reviews. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; the outcome of the operating and strategic portfolio reviews; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investors.ebayinc.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Contact

Joe Billante

press@ebay.com

investorrelations@ebay.com